Exhibit 99.1

Corporate Headquarters 9009 Carothers Parkway, Suite C-2 Franklin, Tennessee 37067

Investor Contacts: Ron Scarboro Chief Financial Officer ron.scarboro@mmodal.com (615) 798-4350	Tripp Sullivan Corporate Communications, Inc tripp.sullivan@cci-ir.com (615) 324-7335

M*MODAL ANNOUNCES PRELIMINARY SECOND QUARTER RESULTS

CONSISTENT WITH 2012 PERFORMANCE GOALS

The discussion below contains certain non-GAAP financial measures. We utilize these non-GAAP financial measures together with applicable GAAP financial measures to evaluate the results of our performance. Refer to the section of this release entitled “Non-GAAP Financial Measures” for further discussion, as well as the tables attached to this release that reconcile these non-GAAP financial measures to applicable GAAP financial measures.

Franklin, TN, August 3, 2012 – MModal Inc. (NASDAQ/GS: MODL), a leading provider of clinical documentation services and Speech Understanding™ technologies, today announced the following preliminary results for the three and six-month periods ended June 30, 2012. First half 2012 net revenues are consistent with the Company’s previous guidance of $230 million to $240 million.

Net revenues for the second quarter of 2012 are expected to be $116.0 million compared with $108.4 million for the prior-year period. Net revenues for the first half of 2012 are expected to be $233.4 million compared with $219.7 million in the prior-year period.

Adjusted EBITDA for the second quarter of 2012 is expected to be $24.9 million compared with $27.6 million in the prior-year period. Adjusted EBITDA for the first half of 2012 is expected to be $51.4 million compared with $54.3 million for the prior-year period.

Net income attributable to MModal Inc. for the second quarter of 2012 is expected to be $3.0 million, or $0.05 per fully diluted share, compared with $5.1 million, or $0.11 per fully diluted share, for the prior-year period. Net income attributable to MModal Inc. for the first half of 2012 is expected to be $177 thousand, or $0.00 per fully diluted share, compared with $14.4 million, or $0.17 per fully diluted share, for the prior-year period.

Adjusted Net Income for the second quarter of 2012 is expected to be $11.8 million, or $0.21 per fully diluted share, compared with $16.3 million, or $0.31 per fully diluted share, in the prior-year period. Adjusted Net Income for the first half of 2012 is expected to be $28.5 million, or $0.50 per fully diluted share, compared with $32.4 million, or $0.63 per fully diluted share, in the prior-year period.

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MODL Announces Preliminary Second Quarter Results

August 3, 2012

The Company will announce final results for the second quarter and first half of 2012 after the market closes on August 7, 2012, and will host a conference call on August 8, 2012, at 9:00 a.m. ET to offer prepared comments on the results.

About M*Modal

M*Modal is a leading provider of clinical transcription services, clinical documentation workflow solutions, advanced cloud-based Speech UnderstandingTM technology, and advanced unstructured data analytics. Recognized as the largest clinical transcription service in the U.S. with a global network of medical editors, M*Modal also offers voice to text solutions to capture the complete patient story, codifies the doctor’s narrative to automatically populate EHRs and other key healthcare information systems, delivers computer-assisted coding to support ICD-9 and the transition to ICD-10, and provides highly advanced analytical tools for exploring the richness within the “unstructured” narrative for improvements in quality of care, greater physician satisfaction and lower operational costs.

Forward-Looking Statements

Information provided and statements contained in this press release that are not purely historical, such as statements regarding our expected results for the first half of 2012 and the second quarter of 2012, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and the Company assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, specific factors discussed herein and in other releases and public filings made by the Company (including filings by the Company with the Securities and Exchange Commission). Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

The preliminary results reported in this press release are not final. The Company’s actual results could differ materially from these estimates based on its completion of the review process and other developments that may arise between now and the time the financial results for the second quarter of 2012 are finalized. This preliminary financial data has been prepared by and is the responsibility of management. These results have not been audited or reviewed, nor have any other review procedures been performed with respect to this preliminary data by the Company’s independent auditors.

Non-GAAP Financial Measures

In addition to the United States generally accepted accounting principles, or GAAP, results provided throughout this document, M*Modal has provided certain non-GAAP financial measures to help evaluate the results of our performance. The Company believes that these non-GAAP financial measures, when presented in conjunction with comparable GAAP financial measures, are useful to both management and investors in analyzing the Company’s ongoing business and operating performance. The Company believes that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the Company’s financial results in the way that management views financial results. The tables attached to this press release include a reconciliation of these historical non-GAAP financial measures to the most directly comparable GAAP financial measures.

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MODL Announces Preliminary Second Quarter Results

August 3, 2012

Adjusted EBITDA

Adjusted EBITDA is a metric used by management to measure operating performance. Adjusted EBITDA is defined as net income attributable to MModal Inc., as applicable, plus net income attributable to noncontrolling interests, income taxes, interest expense, net, depreciation and amortization, (benefit) cost of legal proceedings, settlements, and accommodations, acquisition and restructuring charges, other income, gain on sale of investment, realized (loss) gain on settlement of foreign currency hedges, amortization of core technologies and share-based compensation and other non-cash awards. The realized (loss) gain on settlement of foreign currency hedges is a component of other income, as reported in the Consolidated Statements of Operations. The amortization of core technologies is a component of cost of revenues, as reported in the Consolidated Statements of Operations. Share-based compensation and other non-cash awards represents only the portion of such expense that is a component of selling, general and administrative expense, as reported in the Consolidated Statements of Operations, as it excludes such expense attributable to the Company’s restructuring actions.

We present Adjusted EBITDA as a supplemental performance measure because we believe it facilitates operating performance comparisons from period to period by excluding the following:

•

potential differences caused by variations in capital structures (affecting interest expense, net), tax positions (such as the impact on periods or companies for changes in effective tax rates), the age and book depreciation of fixed assets (affecting depreciation expense);

•	the impact of non-cash charges; and

•	the impact of acquisition and integration related charges and restructuring charges.

Because Adjusted EBITDA facilitates internal comparisons of operating performance on a more consistent basis, we also use Adjusted EBITDA in measuring our performance relative to that of our competitors. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our profitability or liquidity. We understand that although Adjusted EBITDA is frequently used by securities analysts, lenders and others in their evaluation of companies, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•

Although depreciation is a non-cash charge, the assets being depreciated will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

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MODL Announces Preliminary Second Quarter Results

August 3, 2012

Adjusted Net Income

Adjusted Net Income, a non-GAAP financial measure, is defined by the Company as Adjusted EBITDA less amortization expense for capitalized intangible assets (excluding acquired intangibles), less interest expense (net of non-cash interest), and less current tax provision. We measure Adjusted Net Income based on Proforma Shares Outstanding (see below). Management believes that utilization of Adjusted Net Income is an important non-GAAP financial measure of our normalized operating results.

Proforma Shares Outstanding

For purposes of evaluating our results on per-share metrics, many of our computations utilize proforma share computations. Our measure of proforma shares includes our Basic and Diluted share computations utilized for GAAP purposes, plus our estimate of the impacts of common stock equivalents which consists of stock options, restrictive stock issuable to certain key employees, shares issued to former principal stockholders, shares issued to former principal stockholders and shares issued in our initial public offering, our private exchange offer, our public exchange offer and our short-form merger with MModal MQ Inc. (f/k/a MedQuist Inc.). The pro forma shares are calculated as if the shares that were issued to former principal stockholders and in our initial public offering, our private exchange offer, our public exchange offer and our short-form merger were issued and outstanding as of January 1, 2011.

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MODL Announces Preliminary Second Quarter Results

August 3, 2012

MModal Inc. and Subsidiaries

(In thousands, except per share amounts)

Preliminary Results

Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Net revenues	$115,957	$108,439	$233,357	$219,675

Net income attributable to MModal Inc.	$3,046	$5,135	$177	$14,447

Net income per common share
Basic	$0.06	$0.11	$—	$0.17
Diluted	$0.05	$0.11	$—	$0.17

Adjusted EBITDA:
Net income attributable to MModal Inc.	$3,046	$5,135	$177	$14,447
Net income attributable to noncontrolling interests	—	271	—	1,777
Income tax provision (benefit)	836	886	(413)	2,030
Interest expense, net	7,712	6,961	15,510	13,998
Depreciation and amortization	12,155	8,879	24,544	17,297
(Benefit) cost of legal proceedings, settlements and accommodations	(211)	581	329	(6,932)
Acquisition and restructuring (1)	5,287	4,391	16,373	11,269
Other income	(814)	(530)	(2,678)	(1,473)
Gain on sale of investment	(4,439)	—	(4,439)	—
Realized (loss) gain on settlement of foreign currencies	(1,383)	377	(2,260)	534
Amortization of core technologies	490	—	490	—
Share-based compensation and other non-cash awards	2,182	611	3,778	1,321

Adjusted EBITDA	$24,861	$27,562	$51,411	$54,268

(1) Includes $1.5 million in share-based compensation expense for the three and six months ended June 30, 2012.

Adjusted net income:
Adjusted EBITDA	$24,861	$27,562	$51,411	$54,268
Less: Depreciation and amortization (excluding acquired intangibles)	4,674	4,362	9,366	8,265
Cash interest (total expenses less non-cash)	6,175	6,130	12,583	12,309
Current tax provision	2,210	727	1,006	1,325

Adjusted net income	$11,802	$16,343	$28,456	$32,369

Adjusted net income per share:
Basic	$0.21	$0.32	$0.52	$0.64
Diluted	$0.21	$0.31	$0.50	$0.63